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                                                                    EXHIBIT 11.1

                              INFORMIX CORPORATION
                 STATEMENT RE COMPUTATION OF EARNINGS PER SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                     NINE MONTHS ENDED                   YEARS ENDED
                                                  ------------------------              DECEMBER 31,
                                                  OCTOBER 1,   OCTOBER 2,   -------------------------------------
                                                     1995         1994         1994         1993         1992
                                                  -----------  -----------  -----------  -----------  -----------
Net income......................................  $    66,499  $    42,360  $    66,196  $    56,115  $    47,782
                                                  -----------  -----------  -----------  -----------  -----------
                                                  -----------  -----------  -----------  -----------  -----------
Weighted average outstanding shares.............      132,662      129,318      129,570      127,970      117,356
Net effect of outstanding options...............        5,576        4,870        5,040        7,232        9,968
                                                  -----------  -----------  -----------  -----------  -----------
Weighted average common and common equivalent
 shares outstanding.............................      138,238      134,188      134,610      135,202      127,324
                                                  -----------  -----------  -----------  -----------  -----------
                                                  -----------  -----------  -----------  -----------  -----------
Net income per share............................  $      0.48  $      0.32  $      0.49  $      0.42  $      0.38
                                                  -----------  -----------  -----------  -----------  -----------
                                                  -----------  -----------  -----------  -----------  -----------

Fully diluted computation not presented since such amounts differ by less than 3 percent of the net income per share amounts shown above.